Exhibit 99.1

WESTERN DIGITAL CORPORATION
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND INFORMATION

On February 21, 2025 (the “Separation Date”), Western Digital Corporation (“WDC”) completed the previously announced separation of its Flash business unit into a separate company, Sandisk Corporation (“Sandisk”). Sandisk is now an independent public company trading under the symbol “SNDK” on the Nasdaq Stock Market LLC.

The financial and operating results of Sandisk subsequent to the Separation Date are no longer consolidated into WDC’s financial and operating results, and the historical results and financial position of Sandisk for all periods prior to the Separation Date have been reflected as discontinued operations in the WDC financial information included in this presentation.

The preliminary amounts reflected as discontinued operations in WDC’s financial information in this presentation include the assets, liabilities, and equity and results of operations attributable to Sandisk that were included in WDC’s historical financial statements. In accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations, the amounts reported as continuing operations include general corporate overhead costs that were historically allocated to Sandisk that do not meet the requirements to be presented in discontinued operations. Such allocations included labor and non-labor expenses related to WDC’s corporate support functions (e.g., finance, accounting, tax, treasury, information technology, human resources, and legal, among others) that historically provided support to Sandisk. As a result, the amounts reflected as discontinued operations in the accompanying financial information will differ from the historical Condensed Combined Financial Statements of Sandisk filed by Sandisk with the United States Securities and Exchange Commission (“SEC”). Please refer to Sandisk’s SEC filings for the basis of accounting reflected in Sandisk’s stand-alone results.

The accompanying financial information does not include transaction accounting adjustments reflected in WDC’s Current Report on Form 8-K/A filed with the SEC on February 26, 2025.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except par value; unaudited)

	FY 2022	FY 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,992	$1,731	$1,830	$2,056	$1,517	$1,551	$1,383	$1,487
Accounts receivable, net	1,515	1,082	821	839	986	1,231	1,421	1,693
Inventories	1,646	1,429	1,621	1,604	1,485	1,387	1,315	1,248
Other current assets	392	302	342	348	371	360	403	403
Current assets of discontinued operations	3,908	3,342	2,963	2,991	3,173	3,531	4,420	4,541
Total current assets	9,453	7,886	7,577	7,838	7,532	8,060	8,942	9,372
Property, plant and equipment, net	2,614	2,670	2,525	2,500	2,453	2,359	2,340	2,351
Goodwill	4,323	4,321	4,320	4,320	4,320	4,319	4,321	4,319
Other intangible assets, net	80	80	80	79	78	78	77	77
Other non-current assets	642	529	552	650	684	759	890	835
Non-current assets of discontinued operations	9,258	9,060	9,052	8,998	8,734	8,613	8,201	8,502
Total assets	$26,370	$24,546	$24,106	$24,385	$23,801	$24,188	$24,771	$25,456
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,429	$959	$884	$1,108	$1,014	$1,054	$1,281	$1,307
Accrued expenses	1,038	802	877	647	588	1,053	1,071	1,140
Income taxes payable	845	960	664	484	461	471	390	400
Accrued compensation	374	271	270	270	326	435	398	360
Current portion of long-term debt	—	1,213	1,850	1,042	450	1,750	1,750	150
Current liabilities of discontinued operations	1,551	1,229	1,247	1,142	1,214	1,324	1,201	1,349
Total current liabilities	5,237	5,434	5,792	4,693	4,053	6,087	6,091	4,706
Long-term debt	7,022	5,857	5,822	7,351	7,318	5,684	5,650	7,216
Other liabilities	1,151	1,180	1,004	992	1,088	1,002	796	724
Non-current liabilities of discontinued operations	636	235	394	405	345	368	362	464
Total liabilities	14,046	12,706	13,012	13,441	12,804	13,141	12,899	13,110

Convertible preferred stock, $0.01 par value; authorized — 5 shares	—	876	876	876	876	229	229	229

Total shareholders’ equity	12,324	10,964	10,218	10,068	10,121	10,818	11,643	12,117
Total liabilities, convertible preferred stock and shareholders’ equity	$26,370	$24,546	$24,106	$24,385	$23,801	$24,188	$24,771	$25,456

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited)

	FY 2022	FY 2023	FY 2024	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Revenue, net	$9,039	$6,255	$6,317	$1,194	$1,367	$1,752	$2,004	$2,212	$2,409
Cost of revenue	6,504	4,864	4,544	950	1,054	1,233	1,307	1,407	1,502
Gross profit	2,535	1,391	1,773	244	313	519	697	805	907
Operating expenses:
Research and development	1,238	986	950	217	223	243	267	262	225
Selling, general and administrative	866	807	726	190	176	176	184	204	132
Litigation matter	—	—	291	—	—	—	291	3	—
Employee termination, asset impairment and other	22	146	209	141	16	6	46	3	(10)
Total operating expenses	2,126	1,939	2,176	548	415	425	788	472	347
Operating income (loss)	409	(548)	(403)	(304)	(102)	94	(91)	333	560
Total interest and other expense, net	(289)	(301)	(336)	(93)	(35)	(106)	(102)	(88)	(94)
Income (loss) before taxes	120	(849)	(739)	(397)	(137)	(12)	(193)	245	466
Income tax expense	410	53	26	(32)	9	(4)	53	90	—
Net income (loss) from continuing operations	(290)	(902)	(765)	(365)	(146)	(8)	(246)	155	466
Net income (loss) from discontinued operations, net of taxes	1,836	(782)	(33)	(320)	(141)	143	285	338	128
Net income (loss)	$1,546	$(1,684)	$(798)	$(685)	$(287)	$135	$39	$493	$594

Net income (loss) from continuing operations	$(290)	$(902)	$(765)	$(365)	$(146)	$(8)	$(246)	$155	$466
Less: amount allocated to preferred shareholders	—	24	54	15	14	15	10	6	11
Net income (loss) from continuing operations attributable to common shareholders	$(290)	$(926)	$(819)	$(380)	$(160)	$(23)	$(256)	$149	$455

Diluted net income (loss) from continuing operations per common share	$(0.93)	$(2.91)	$(2.51)	$(1.18)	$(0.49)	$(0.07)	$(0.79)	$0.42	$1.27

Diluted weighted average shares outstanding	312	318	326	323	325	335	326	357	357

WESTERN DIGITAL CORPORATION
PRELIMINARY GAAP TO NON-GAAP RECONCILIATIONS
(in millions; unaudited)

	FY 2022	FY 2023	FY 2024	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
GAAP gross profit	$2,535	$1,391	$1,773	$244	$313	$519	$697	$805	$907
Stock-based compensation expense	34	35	36	10	10	8	8	10	9
Amortization of acquired intangible assets	2	1	2	—	—	1	1	1	—
Litigation matter	—	—	—	—	—	—	—	9	10
Other	—	1	—	—	—	—	—	—	—
Non-GAAP gross profit	$2,571	$1,428	$1,811	$254	$323	$528	$706	$825	$926
GAAP gross margin	28.0%	22.2%	28.1%	20.4%	22.9%	29.6%	34.8%	36.4%	37.7%
Non-GAAP gross margin	28.4%	22.8%	28.7%	21.3%	23.6%	30.1%	35.2%	37.3%	38.4%

GAAP operating expenses	$2,126	$1,939	$2,176	$548	$415	$425	$788	$472	$347
Stock-based compensation expense	(189)	(177)	(166)	(42)	(41)	(44)	(39)	(47)	(21)
Litigation matter	—	—	(291)	—	—	—	(291)	(3)	—
Employee termination, asset impairment and other	(22)	(146)	(209)	(141)	(16)	(6)	(46)	(3)	10
Strategic review	—	(42)	(38)	(18)	(20)	—	—	—	—
Other	(5)	(2)	(4)	(2)	—	—	(2)	1	(1)
Non-GAAP operating expenses	$1,910	$1,572	$1,468	$345	$338	$375	$410	$420	$335

GAAP operating income (loss)	$409	$(548)	$(403)	$(304)	$(102)	$94	$(91)	$333	$560
Gross profit adjustments	36	37	38	10	10	9	9	20	19
Operating expense adjustments	216	367	708	203	77	50	378	52	12
Non-GAAP operating income (loss)	$661	$(144)	$343	$(91)	$(15)	$153	$296	$405	$591

GAAP interest and other expense, net	$(289)	$(301)	$(336)	$(93)	$(35)	$(106)	$(102)	$(88)	$(94)
Non-cash economic interest	30	—	—	—	—	—	—	—	—
Litigation matter	—	—	—	—	—	—	—	2	4
Other	(31)	(10)	(59)	—	(61)	3	(1)	1	—
Non-GAAP interest and other expense, net	$(290)	$(311)	$(395)	$(93)	$(96)	$(103)	$(103)	$(85)	$(90)

WESTERN DIGITAL CORPORATION
PRELIMINARY GAAP TO NON-GAAP RECONCILIATIONS
(in millions; unaudited)

	FY 2022	FY 2023	FY 2024	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
GAAP income (loss) before taxes	$120	$(849)	$(739)	$(397)	$(137)	$(12)	$(193)	$245	$466
Stock-based compensation expense	223	212	202	52	51	52	47	57	30
Amortization of acquired intangible assets	2	1	2	—	—	1	1	1	—
Litigation matter	—	—	291	—	—	—	291	14	14
Employee termination, asset impairment and other	22	146	209	141	16	6	46	3	(10)
Strategic review	—	42	38	18	20	—	—	—	—
Convertible debt activity	30	—	—	—	—	—	—	—	—
Other	(26)	(7)	(55)	2	(61)	3	1	—	1
Non-GAAP income (loss) before taxes	$371	$(455)	$(52)	$(184)	$(111)	$50	$193	$320	$501

WESTERN DIGITAL CORPORATION
PRELIMINARY SUPPLEMENTAL FINANCIAL INFORMATION
(in millions, except working capital related metrics; unaudited)

	FY 2022	FY 2023	FY 2024	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Revenue by end market(1)
Cloud	$6,753	$4,753	$5,052	$854	$1,031	$1,455	$1,712	$1,909	$2,096
Client	1,038	691	577	149	151	140	137	139	140
Consumer	1,248	811	688	191	185	157	155	164	173
Total revenue	$9,039	$6,255	$6,317	$1,194	$1,367	$1,752	$2,004	$2,212	$2,409

Capital expenditures	$712	$602	$321	$100	$75	$68	$78	$29	$68

Depreciation and amortization	$417	$389	$347	$91	$88	$85	$83	$80	$84

Stock-based compensation	$223	$212	$202	$52	$51	$52	$47	$57	$30

Changes in operating assets and liabilities — (increase)/decrease	N/A(3)	$188	$(552)	$(467)	$(303)	$(109)	$327	$(371)	$(155)

Working Capital Related(2)
Days Sales Outstanding	61	63	56	63	56	51	56	58	64
Days Inventory Outstanding	92	107	97	155	138	110	97	85	76
Days Payables Outstanding	(80)	(72)	(73)	(85)	(96)	(75)	(73)	(83)	(79)
Cash Conversion Cycle	73	98	80	133	98	86	80	60	61

(1) Cloud is primarily composed of products sold for public or private cloud environments and enterprise customers. Client is primarily comprised of products sold directly to original equipment manufacturers or via distribution. Consumer is primarily comprised of retail and other end-user products.

(2) The Working Capital Related items are defined as follows:
Days Sales Outstanding (DSO) = Accounts Receivable / (Revenue / # of Days in Period)
Days Inventory Outstanding (DIO) = Inventories / (Cost of Revenue / # of Days in Period)
Days Payables Outstanding (DPO) = Accounts Payable / (Cost of Revenue / # of Days in Period)
Cash Conversion Cycle = DSO + DIO - DPO

Revenue and cost of revenue are not readily available on a continuing operations basis for the fourth quarters of fiscal 2023 or fiscal 2022. As such, DSO, DIO and DPO are based on revenue and cost of revenue for the full fiscal years of those periods.

(3) Not available as a balance sheet is not available on a continuing operations basis prior to fiscal 2022.

Notes to Preliminary GAAP to Non-GAAP Reconciliations

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the tables above set forth Non-GAAP gross profit; Non-GAAP gross margin; Non-GAAP operating expenses; Non-GAAP operating income and loss; Non-GAAP interest and other expense, net; and Non-GAAP income and loss before taxes (“Non-GAAP measures”). These Non-GAAP measures are not alternatives for measures prepared in accordance with GAAP and may be different from similarly titled Non-GAAP measures used by other companies. WDC believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring WDC’s financial and operating performance and comparing it against prior periods. Specifically, WDC believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that WDC believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow WDC and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, stock-based compensation expense; amortization of acquired intangible assets; charges related to a litigation matter; employee termination, asset impairment and other; expenses related to our strategic review; and other adjustments. WDC believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing WDC’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing WDC’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, WDC excludes the following items from its Non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside WDC’s control, WDC believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against WDC’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Amortization of acquired intangible assets. WDC incurs non-cash expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of WDC’s acquisitions and any related impairment charges.

Litigation matter. WDC has recognized expenses related to a recent judgment in a patent litigation matter, which consisted of an award of damages, prejudgment interest, and estimated plaintiff legal costs. WDC also recognized expenses in its cost of revenue related to the amortization of patent licenses that WDC has capitalized related to this litigation matter. WDC believes these charges do not reflect WDC’s operating results and that they are not indicative of the underlying performance of its business. For further information regarding the litigation matter, see Note 17 to the notes to consolidated financial statements included in WDC’s Annual Report on Form 10-K filed with the SEC on August 20, 2024.

Employee termination, asset impairment and other. From time to time, in order to realign WDC’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, WDC may terminate employees and/or restructure its operations. From time to time, WDC may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, WDC may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and WDC believes they are not indicative of the underlying performance of its business.

Strategic review. WDC incurred expenses associated with its review of strategic alternatives that resulted in the planned separation of its HDD and Flash business units to create two independent, public companies. WDC believes these charges do not reflect WDC’s operating results and that they are not indicative of the underlying performance of its business.

Other adjustments. From time to time, WDC sells or impairs investments or other assets that are not considered necessary to its business operations, or incurs other charges or gains that WDC believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.